Exhibit 99.1

TD-1211 Demonstrates Improvement in Bowel Movement Frequency and Bristol Stool Scores in a Phase 2b Study of Patients with Opioid-Induced Constipation (OIC)

Ross Vickery, PhD,[1] Yu-Ping Li, PhD,[1] Ullrich Schwertschlag, MD, PhD,[1] Neil Singla, MD,[2]
Lynn Webster, MD,[3] Daniel Canafax, PharmD[1]
[1] Theravance, Inc., So. San Francisco, CA; [2] Lotus Clinical Research, Pasadena, CA;
[3] Lifetree Clinical Research, Salt Lake City, UT

Daniel Canafax, PharmD
VP, Clinical Research
Theravance, Inc.

1

Disclosures . Dr. Canafax is an employee of Theravance, Inc. . Theravance, Inc., is investigating TD-1211 as a potential new treatment option for OIC

TD-1211 for Opioid-Induced Constipation . Theravance-discovered, multivalent, µ-opioid receptor neutral antagonist . Peripherally selective . Designed to normalize bowel movement frequency and quality . Once daily oral dosing

Phase 2b Study 0084 Design . Randomized, double-blind, placebo-controlled study . TD-1211 doses: 5, 10, 15 mg, or placebo, once daily . Study duration: 5-weeks treatment . Initiation with 5 mg TD-1211 or placebo once daily for 4 days . Non-cancer pain patients with chronic OIC . <5 SBMs during a 2-week baseline period, and . >1 additional symptom of constipation for >25% of bowel movements . Chronic opioid use . Total daily dose of >30 mg morphine equivalent units . Stable opioid regimen >14 days . Protocol-permitted rescue laxative SBM = spontaneous bowel movement

Patient Demographics . Baseline characteristics similar across all treatment groups MEU = morphine equivalent unit Patients randomized 217 Mean age, yrs (range) 49 (21–65) % female 59% Mean duration of OIC, years ± SD 6.0 ± 5.6 Mean baseline SBMs/week 1.1–1.2 Mean opioid dose, MEU (range) 145 (30–1740) Most common reason for chronic opioid use Back pain, 43%

Primary Endpoint - Change From Baseline in Average Weekly CSBMs Over Weeks 2 to 5 of Treatment LS means difference = least squares mean difference from placebo; Efficacy Analysis (EA) population LS mean difference = 0.97 p=0.0413 LS mean difference = 1.61 p=0.0010 LS mean difference = 1.79 p=0.0003 0 1 2 3 4 5 6 7 Placebo TD-1211 5 mg TD-1211 10 mg TD-1211 15 mg 0.2 (n=52) 0.1 (n=53) 0.3 (n=49) 0.2 (n=47) 1.0 (n=50) 1.6 (n=46) 3.0 (n=47) 2.7 (n=45) Mean Weekly Average CSBMs + SD Bsl Wk2-5 Complete Spontaneous Bowel Movements (CSBMs) Bsl Wk2-5 Bsl Wk2-5 Bsl Wk2-5

Change From Baseline in Weekly CSBMs During Week 5 of Treatment LS means difference = least squares mean difference from placebo; EA population . Durable response observed through Week 5 0 1 2 3 4 5 6 7 0.2 (n=52) 0.1 (n=53) 0.3 (n=49) 0.2 (n=47) 0.9 (n=50) 1.5 (n=47) 2.5 (n=47) 2.9 (n=46) Mean Number of CSBMs+ SD Complete Spontaneous Bowel Movements (CSBMs) p=0.0637 LS mean difference = 1.36 p=0.0095 LS mean difference = 2.04 p=0.0001 LS mean difference = 0.95 Placebo TD-1211 5 mg TD-1211 10 mg TD-1211 15 mg Bsl Wk2-5 Bsl Wk2-5 Bsl Wk2-5 Bsl Wk2-5

Change From Baseline in Average Weekly SBMs Over Weeks 2 to 5 of Treatment LS means difference = least squares mean difference from placebo; EA population LS mean difference = 0.88 p=0.0739 LS mean difference = 1.46 p=0.0038 LS mean difference = 1.83 p=0.0003 Spontaneous Bowel Movements (SBMs) 0 1 2 3 4 5 6 7 8 Placebo TD-1211 5 mg TD-1211 10 mg TD-1211 15 mg 1.2 (n=52) 1.2 (n=53) 1.1 (n=49) 1.2 (n=47) 3.1 (n=50) 3.9 (n=46) 4.5 (n=47) 4.9 (n=45) Mean Weekly Average SBMs + SD Bsl Wk2-5 Bsl Wk2-5 Bsl Wk2-5 Bsl Wk2-5

Pre-Specified Responder Analysis 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Placebo TD-1211 5 mg TD-1211 10 mg TD-1211 15 mg 39% (n=52) 59% p=0.0401 (n=53) 61% p=0.0222 (n=49) 70% p=0.0016 (n=47) Responders (%) EA population Responder definition: >3 SBMs per week and an increase of at least 1 SBM per week from baseline for >3 weeks over Weeks 2 to 5

Patient’s Global Impression of Change in Constipation 0% 20% 40% 60% 80% 100% Placebo (47) TD-1211 5 mg (40) TD-1211 10 mg (38) TD-1211 15 mg (41) 9% 23% 29% 46% 13% 33% 24% 20% 32% 30% 21% 22% 47% 15% 26% 12% % Patients Reporting PGIC Score Treatment Group (n) PGIC Score (7-Point Scale) <4: No change or worse 5: A little better 6: Better 7: Much better p=0.0017 p=0.0033 p=0.0001 End of Treatment response to: “Since the end of the 2-week qualification period and before the first dose of study medication, how would you describe the change in your constipation?”

Time to First Bowel Movement Placebo n=52 TD-1211 Combined n=149 Number of patients with at least one SBM within: 4 hours 5 (10) 56 (38) 8 hours 9 (17) 77 (52) 16 hours 17 (33) 87 (58) 24 hours 30 (58) 99 (66) 48 hours 39 (75) 124 (83) Patients, n (%) SBMs = spontaneous bowel movements. EA population

Bristol Stool Scale Scores for SBMs at End of Treatment (Week 5) 0% 20% 40% 60% 80% 100% Placebo (45) TD-1211 5mg (44) TD-1211 10mg (41) TD-1211 15mg (40) 47% 30% 20% 15% 51% 57% 56% 75% 2% 14% 24% 10% Patients (%) with Average Bristol Stool Score at Wk 5 Treatment Group (n) Loose Stool (>5) Normal (>2 to <5) Hard, Dry (<2) . Patients with average BSS scores at baseline among treatment groups: 54-67% hard, dry and 29-43% normal BSS = Bristol Stool Scale; SBMs = spontaneous bowel movements

Overall TEAEs Similar Between TD-1211 and Placebo, with GI TEAEs Predominant Safety Population Placebo n=54 TD-1211 Dose Group All TD-1211 n=161 5 mg n=56 10 mg n=53 15 mg n=52 Any TEAE 24 (44) 22 (39) 29 (55) 22 (42) 73 (45) GI disorders (occurring in 42 patients) 11 (20) 13 (23) 15 (28) 14 (27) 42 (26) Abdominal pain 6 (11) 7 (13) 6 (11) 8 (15) 21 (13) Abdominal pain upper 1 (2) 2 (4) 3 (6) 2 (4) 7 (4) Diarrhea 0 4 (7) 6 (11) 4 (8) 14 (9) Flatulence 3 (6) 1 (2) 2 (4) 1 (2) 4 (3) Nausea 2 (4) 4 (7) 8 (15) 3 (6) 15 (9) Vomiting 1 (2) 4 (7) 1 (2) 0 5 (3) Patients, n (%) . A majority of treatment-related GI adverse events were associated with initiation of treatment, resolved within a few days, and were mild or moderate TEAEs = treatment-emergent adverse event; GI = gastrointestinal

Average Daily Pain Scores (0-10 scale) Per Week EA population. Weeks 6 +7 = follow-up period

Summary of Study 0084 . TD-1211 was generally well tolerated . No clinically significant laboratory, ECG, or vital sign abnormalities . No treatment-related SAEs . No evidence of CNS penetration, interference with analgesia, or central withdrawal . Majority of patients reported their constipation was better or much better on treatment . Clinically meaningful response to treatment